UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 7, 2007

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

District of Columbia	1-7102	52-0891669
(state or other jurisdiction)	(Commission File Number)	(I.R.S. Employer
Identification No.)

Woodland Park, 2201 Cooperative Way, Herndon, VA		20171-3025
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (703) 709-6700

(Former name or former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Item 7.01 Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”

On August 13, 2007, National Rural Utilities Cooperative Finance Corporation (the “Company”) issued a press release setting forth the Company’s anticipated unaudited results of operations for the year ended May 31, 2007.  A copy of the Company’s press release is attached hereto as exhibit 99.1 and hereby incorporated by reference.

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 7, 2007, the Company’s management determined that an accounting error resulted in an understatement of both interest expense and income from cash settlements, an overstatement of derivative forward value and an overstatement of net income for the years ended May 31, 2006 and 2005 and the quarters ended August 31, 2006 and 2005, November 30, 2006 and 2005, February 28, 2007 and 2006 and an understatement of both interest expense and income from cash settlements, an understatement of derivative forward value and an understatement of net income for the quarter ended May 31, 2006.  The previously issued financial statements and report of the Company’s independent registered public accounting firm should no longer be relied upon.  As a result of this error, described in detail below, the Company will restate its financial statements for the periods listed above in the May 31, 2007 Form 10-K.

There is no impact on total cash flows from operating activities or in the total change in cash for any period.  There is also no impact on any of the adjusted measures that the Company reported for any period.

In the periods listed above, the Company had debt outstanding that was denominated in Euros and Australian Dollars.  At the time of issuance of the foreign denominated debt, the Company also entered into foreign currency exchange agreements.  The Company used the agreed upon foreign exchange rate in the currency exchange agreement to convert the foreign currency interest payments on the debt and the foreign currency received under the exchange agreement to US Dollars.  The Company should have used the foreign currency spot exchange rate on the date the foreign currency interest was paid and the foreign currency was received under the currency exchange agreement to make the conversion to US Dollars.  The Company subtracts the current net accrual position from the quoted fair value of derivatives to calculate the derivative asset, derivative liability and change in fair value for each period to be recorded as part of other comprehensive income and derivative forward value.  As a result of the error in the conversion of the income received on the foreign currency exchange agreements, the fair value that was recorded for these agreements was incorrect, which also impacted the change in fair value recognized as other comprehensive income and derivative forward value.

The Company’s management has discussed this error with the chairman of the audit committee and the officers of the Board of Directors.  CFC’s audit committee chairman and the officers of the Board of Directors also discussed the error with the Company’s independent registered public accounting firm.  Management is currently assessing the effect of the error on the Company’s disclosure controls.

At May 31, 2007, the Company did not have foreign denominated debt outstanding.  The currency exchange agreements that the Company entered into performed as intended by providing the foreign currency required to make the interest payments and the final maturity payments on the foreign denominated debt, thus mitigating the foreign currency risk related to the issuance of the foreign denominated debt.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 – Press release dated August 13, 2007 issued by National Rural Utilities Cooperative Finance Corporation

Exhibit 99.2 – Footnote for the restatement of the financial results for the periods ended May 31, 2006 and 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
FINANCE CORPORATION

/s/ STEVEN L. LILLY
Steven L. Lilly
Chief Financial Officer
(Principal Financial Officer)

Dated:  August 13, 2007